UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 19, 2006
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
     On October 19, 2006, WESCO issued a press release announcing its earnings for the third quarter of 2006. A copy of the press release is attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 19, 2006	WESCO International, Inc.

(Date)

/s/ Stephen A. Van Oss

Stephen A. Van Oss
Senior Vice President, Chief Financial and
Administrative Officer

News Release

WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Record Sales and Earnings
for the Third Quarter Ended September 2006
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com
PITTSBURGH, October 19 /PRNewswire-FirstCall/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2006 third quarter financial results.
Third Quarter Results
Consolidated net sales for the third quarter of 2006 were $1,343 million compared to $1,131 million in 2005, an increase of 18.7%. Included are sales from two acquisitions completed in the third quarter of 2005 totaling approximately $103 million. Gross margin for the quarter was 20.5% compared to 18.4% for the comparable 2005 quarter. Operating income for the current quarter totaled $100.2 million versus $47.3 million in last year’s comparable quarter. Depreciation and amortization included in operating income was $6.7 million for 2006 compared to $3.7 million in 2005. Net income for this quarter was $59.4 million versus $25.0 million in the comparable 2005 quarter. Diluted earnings per share for the quarter were $1.13 per share versus $0.51 per share in 2005.
Stephen A. Van Oss, Senior Vice President and Chief Financial Officer, stated, “Our financial results for the quarter were outstanding. Sales growth remained strong as we continued to see broad customer demand across our end markets. The third quarter marked the tenth consecutive quarter of double-digit sales growth. Operating income and net income of $100 million and $59 million, respectively, are all-time records for the Company. This performance was driven by gross margin expansion, continued cost control, and excellent execution at all levels of the organization.”
Mr. Van Oss continued, “Our overall financial condition is strong. We are executing well on our business model which produces excellent incremental profit and generates strong free cash flow. We generated over $67 million of free cash flow during the third quarter and over $135 million on a year-to-date basis. Free cash flow has been utilized to invest in our business, fund highly accretive acquisitions, and reduce debt. Our financial leverage and liquidity are at Company-best levels.”
Communications Supply Corporation
As previously announced, the Company has entered into a definitive purchase agreement to acquire Communications Supply Holdings, Inc. from Harvest Partners LLC, a New York based private equity firm. Communications Supply Corporation, Inc. (CSC), the operating subsidiary of Communications Supply Holdings, Inc. with headquarters in Carol Stream, Illinois, was founded in 1972. Full year 2006 revenues are estimated to be approximately $600 million. The company is a leading national distributor of low voltage network infrastructure and industrial wire and cable products. Through its network of 32 branches, CSC distributes a full range of products to support advanced connectivity for voice and data communications, access control, security surveillance, and building automation. CSC’s sales force consists of over 300 associates, and its marketing activities reflect a strong focus on the Fortune 1000 and large institutional customers in the United States. The company is proceeding towards closing in the first week of November 2006. CSC is expected to be immediately accretive to earnings per share and should add $0.04 in 2006 and $0.35 to $0.40 in 2007.
Year to Date Results
Consolidated net sales for the nine months ended September 30, 2006 were $3,945 million versus $3,184 million in last year’s comparable period, a 23.9% increase. Sales from the two previously mentioned acquisitions for the first nine months totaled $317 million. Gross margin in the current nine-month period was 20.3% versus 18.5% last year and operating income totaled $271.8 million versus $134.8 million last year. Depreciation and amortization included in operating income was $19.2 million versus $11.3 million last year. Net income for the 2006 year-to-date period was $159.0 million versus $63.8 million last year, which included a charge for redeeming a portion of the Company’s senior subordinated notes and a charge for settlement of a legal matter. Diluted earnings per share were $3.04 per share in 2006 versus $1.30 per share in 2005.
Roy W. Haley, Chairman and CEO, commented, “We anticipate that WESCO’s emphasis on sales and organizational productivity will continue to drive above average growth, scale economies, and increasing profitability. Our 6,000+ WESCO employees have done a great job of extending and improving our base business while also achieving targeted synergies and successfully integrating recent acquisitions.”
Mr. Haley added, “We are very optimistic about the planned acquisition of Communications Supply Corporation. CSC has a consistent track record of sales growth and high quality customer service, and we believe that it is an excellent fit with our strategy of investing in organic growth initiatives while also adding accretive acquisitions that can provide a broader range of products and services to our customers.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the second quarter earnings as described in this
News Release on Thursday, October 19, 2006, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s home page at http://www.wesco.com. The conference call will be archived on our Internet site for seven days.
# # #
WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2005 annual sales were approximately $4.4 billion. The Company employs approximately 6,100 people, maintains relationships with over 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 365 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
Net sales	$1,343.1		$1,131.4
Cost of goods sold (excluding depreciation and amortization below)	1,067.4		923.1

Gross profit	275.7	20.5%	208.3	18.4%
Selling, general and administrative expenses	168.8	12.6%	157.3	13.9%
Depreciation and amortization	6.7		3.7

Income from operations	100.2	7.5%	47.3	4.2%
Interest expense, net	5.1		6.4
Loss on debt extinguishment — net	—		—
Other expenses	5.8		3.8

Income before income taxes	89.3	6.6%	37.1	3.3%
Provision for income taxes	29.9		12.1

Net income	59.4	4.4%	$25.0	2.2%

Diluted earnings per common share	$1.13		$0.51
Weighted average shares outstanding (in millions)	52.5		49.4

	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
Net sales	$3,944.6		$3,184.4
Cost of goods sold (excluding depreciation and amortization below)	3,145.3		2,596.3

Gross profit	799.3	20.3%	588.1	18.5%
Selling, general and administrative expenses	508.3	12.9%	442.0	13.9%
Depreciation and amortization	19.2		11.3

Income from operations	271.8	6.9%	134.8	4.2%
Interest expense, net	17.1		22.4
Loss on debt extinguishment — net	—		10.1
Other expenses	17.1		8.8

Income before income taxes	237.6	6.0%	93.5	2.9%
Provision for income taxes	78.6		29.7

Net income	$159.0	4.0%	$63.8	2.0%

Diluted earnings per common share	$3.04		$1.30

Weighted average shares outstanding (in millions)	52.2		49.1

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$59.3	$22.1
Trade accounts receivable (See Note)	461.0	315.6
Inventories, net	542.3	500.8
Other current assets	57.6	70.3

Total current assets	1,120.2	908.8
Other assets	747.9	742.4

Total assets	$1,868.1	$1,651.2

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$605.9	$572.5
Other current liabilities	128.6	147.4

Total current liabilities	734.5	719.9

Long-term debt (See Note)	348.8	352.2
Other noncurrent liabilities	89.6	87.6

Total liabilities	1,172.9	1,159.7

Stockholders’ Equity
Total stockholders’ equity	695.2	491.5

Total liabilities and stockholders’ equity	$1,868.1	$1,651.2

Note: Trade accounts receivable and long-term debt have each been reduced by $315 million and $397 million as of September 30, 2006 and December 31, 2005, respectively, in accordance with WESCO’s accounting for its accounts receivable securitization facility.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
	2006	2005
Total debt	$354.7	$403.6
Plus: A/R Securitization	315.0	397.0
Less: Cash and cash equivalents	(59.3)	(22.1)

Total indebtedness (including A/R Securitization Program), net of cash (See Note)	$610.4	$778.5

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company’s leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company’s net obligation due under all of its financing facilities.
WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2006	2006
Cash flow provided by operations	$8.5	$68.1
Change in A/R Securitization	65.0	82.0
Less: Capital expenditures	(6.2)	(14.9)

Free cash flow (excluding effects of A/R Securitization Program) (See Note)	$67.3	$135.2

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company’s consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.